EXHIBIT 99.1

At NationsHealth:

Timothy Fairbanks, CFO 954-903-5018

NATIONSHEALTH RECEIVES NASDAQ NOTIFICATION

Sunrise, FL – October 5, 2007 – NationsHealth, Inc. (Nasdaq: NHRX) announced today that on October 2, 2007, it was advised by the Nasdaq Listing Qualifications Department that for at least 30 consecutive business days, the closing bid price of the Company’s common stock was below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Capital Market under Marketplace Rule 4310(c)(4) (“the Rule”).

The Company was provided until March 31, 2008, to regain compliance with the Rule, and during this time, the NationsHealth common stock will continue to trade on The Nasdaq Capital Market under the symbol “NHRX”. If at any time before March 31, 2008, the bid price of the Company’s common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, the Nasdaq Staff will re-evaluate if the Company complies with the Rule. If compliance with the Rule cannot be demonstrated by March 31, 2008, the Nasdaq Staff will determine whether the Company meets The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, the Nasdaq Staff will grant an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the Nasdaq Staff will notify the Company that its common stock will be delisted. At that time, the Company may appeal the Nasdaq Staff’s determination to delist its common stock to a Listing Qualifications Panel. The Company is currently evaluating several alternatives to resolve the listing deficiency.

About NationsHealth, Inc.

NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and insurance related services. NationsHealth provides home delivery of diabetes supplies, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and patient service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information please visit http://www.nationshealth.com.

This press release contains forward-looking statements about NationsHealth, including its ability to maintain its listing on The NASDAQ Capital Market, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the fact that despite the compliance periods and the appeals process, NationsHealth’s common stock may still be subject to delisting from the The Nasdaq Capital Market, changes in Medicare, Medicaid and any other state or national-based reimbursement program, including competitive bidding for durable medical equipment and supplies; our ability to maintain our existing customer base; our ability to raise the capital we will need to sustain our operations; and our dependence on Medicare reimbursement and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2006, and in NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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